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Exhibit 99.8

Medtronic Inc., MiniMed Inc. and Medical Research Group Inc.
Unaudited Pro Forma Combined Financial Information

    The following Unaudited Pro Forma Combined Financial Information has been prepared to reflect the pro forma adjustments to Medtronic Inc.'s (the "Company") historical results of continuing operations and financial position related to the proposed acquisitions of MiniMed Inc. and Medical Research Group Inc. (hereinafter referred to as MiniMed and MRG, respectively) using the purchase method of accounting.

    On August 28, 2001, the Company completed the acquisitions of MiniMed and MRG for approximately $3.8 billion. Each share of MiniMed and MRG common stock was exchanged into $48.00 and $17.00, respectively, in cash. The total acquisition cost for MiniMed was approximately $3,377.7 million, which includes fees and expenses associated with the merger, the cash cost of employee stock options surrendered in the acquisition, and the estimated fair value of employee stock options exchanged for Medtronic stock options in the acquisition. The total acquisition cost of MRG was approximately $397.7 million, which represents the cost to acquire outstanding common shares other than shares owned by MiniMed valued at $31.8 million, as well as fees and expenses associated with the merger and the cash cost of employee stock options surrendered in the acquisition.

    The following Unaudited Pro Forma Combined Financial Information sets forth the combined results of operations for the fiscal year ended April 27, 2001, and for the three months ended July 27, 2001, as if the acquisitions had occurred on May 1, 2000 and April 28, 2001, respectively, and the financial position as of July 27, 2001, as if the acquisitions had occurred as of that date. MiniMed's fiscal year ends on the Friday closest to December 31, while MRG has a December 31 year-end. Medtronic's fiscal year ends on the last Friday of April. The Unaudited Pro Forma Combined Statement of Continuing Operations for the fiscal year ended April 27, 2001 includes the historical results of operations for MiniMed and MRG for the twelve months ended March 30, 2001. The Unaudited Pro Forma Combined Statement of Continuing Operations for the three months ended July 27, 2001 includes the historical results of operations for MiniMed and MRG for the three months ended June 29, 2001. The Unaudited Pro Forma Combined Balance Sheet includes the financial positions of MiniMed and MRG as of June 29, 2001.

    The Unaudited Pro Forma Combined Statements of Continuing Operations exclude any benefits from synergies that may result from the MiniMed and MRG acquisitions. The Unaudited Pro Forma Combined Balance Sheet includes the adjustments necessary to reflect the elimination of material intercompany balances between MiniMed and MRG and the allocations of the estimated acquisition costs to the fair values of the assets acquired and liabilities assumed, including pro forma charges to retained earnings for in-process technology acquired. Such allocations have been based on estimates of the fair values of the related assets and liabilities using independent appraisals and other valuation techniques. The actual allocations on the acquisition date may differ from these estimated amounts. Accrued liabilities and adjustments related to the integration of operations are expected to be recorded in connection with the mergers, but such amounts have not been finalized at this time and are not included in the estimated acquisition costs of either MiniMed or MRG.

    The excess of the purchase prices over the fair values of the net tangible assets acquired was allocated to specific intangible asset categories (principally goodwill). Specific intangible assets are being amortized over the estimated periods of benefit associated with these categories. In July 2001, the FASB issued Statement No. 141, "Business Combinations," and Statement No. 142, "Goodwill and Other Intangible Assets" (collectively, "the Statements.") The Statements eliminate the pooling-of-interests method of accounting for business combinations and the systematic amortization of goodwill. The Company adopted the Statements effective April 28, 2001, and accordingly, has excluded amortization of the goodwill associated with the MiniMed and MRG acquisitions from the Unaudited Pro Forma Combined Statements of Continuing Operations.

    The Unaudited Pro Forma Combined Financial Information is not necessarily indicative of Medtronic's results of operations or financial position had the MiniMed and MRG acquisitions reflected therein actually been consummated at the assumed dates, nor is it necessarily indicative of Medtronic's results of operations or financial position for any future period. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with Medtronic's Consolidated Financial Statements and Notes thereto in Medtronic's Annual Report on Form 10-K for the year ended April 27, 2001 and Medtronic's Quarterly Report on Form 10-Q for the quarter ended July 27, 2001, MiniMed's Consolidated Financial Statements and Notes thereto incorporated by reference in MiniMed's Annual Report on Form 10-K for the year ended December 29, 2000 and its Quarterly Reports on Form 10-Q for the quarters ended March 30, 2001 and June 29, 2001, and MRG's Financial Statements for the year ended December 31, 2000 incorporated by reference to Medtronic's Current Report on Form 8-K filed on September 5, 2001 and the attached MRG Financial Statements for the three months ended March 30, 2001 and the six months ended June 29, 2001.

Medtronic Inc., MiniMed Inc. and MRG Inc.
Unaudited Pro Forma Combined Statement of Continuing Operations
For the Three Months Ended July 27, 2001
In millions, except per-share data

	Medtronic Historical	MiniMed Historical	MRG Historical	Pro Forma Adjustments & Reclassifications		Pro Forma Combined
Net sales	$1,455.7	$96.3	$0.0	$—		$1,552.0
Costs and expenses:
Cost of products sold	378.1	33.4	0.9	—		412.4
Research and development expense	151.0	11.0	2.6	—		164.6
Selling, general, and administrative expense	444.8	40.2	1.1	(0.1	)(2)	486.0
Non-recurring charges	62.1	5.2	0.0	—		67.3
Other (income)/expense	0.7	0.0	0.0	12.1	(3)	12.8
Interest (income)/expense	(21.3)	(1.9)	(0.5)	23.6	(4)	(0.1)

Total costs and expenses	1,015.4	87.9	4.1	35.6		1,143.0

Earnings before income taxes	440.3	8.4	(4.1)	(35.6)		409.0
Provision for income taxes	138.8	4.2	0.0	(13.5	)(5)	129.5

Net earnings	$301.5	$4.2	$(4.1)	$(22.1)		$279.5

Income from continuing operations per common share (6):
Basic	$0.25					$0.23
Diluted	$0.25					$0.23
Weighted average number of common shares (6):
Basic	1,209.9					1,209.9
Diluted	1,223.3					1,224.0

See accompanying notes to Unaudited Pro Forma Financial Information.

Medtronic Inc., MiniMed Inc. and MRG Inc.
Unaudited Pro Forma Combined Statement of Continuing Operations
For the Year Ended April 27, 2001
In millions, except per-share data

	Medtronic Historical	MiniMed Historical	MRG Historical	Pro Forma Adjustments & Reclassifications		Pro Forma Combined
Net sales	$5,551.8	$314.0	$2.4	$(2.4	)(1)	$5,865.8
Costs and expenses:
Cost of products sold	1,410.6	100.0	4.6	(2.4	)(1)	1,512.8
Research and development expense	577.6	36.4	9.3	—		623.3
Selling, general, and administrative expense	1,685.2	135.7	3.0	(0.4	)(2)	1,823.5
Non-recurring charges	338.8	0.0	0.0	—		338.8
Other (income)/expense	64.4	(14.9)	(1.0)	48.6	(3)	97.1
Interest (income)/expense	(74.2)	(11.6)	(0.2)	94.5	(4)	8.5

Total costs and expenses	4,002.4	245.6	15.7	140.3		4,404.0

Earnings before income taxes	1,549.4	68.4	(13.3)	(142.7)		1,461.8
Provision for income taxes	503.4	21.8	0.0	(54.2	)(5)	471.0

Net earnings	$1,046.0	$46.6	$(13.3)	$(88.5)		$990.8

Income from continuing operations per common share (6):
Basic	$0.87					$0.82
Diluted	$0.85					$0.81
Weighted average number of common shares (6):
Basic	1,203.0					1,203.0
Diluted	1,226.0					1,226.9

See accompanying notes to Unaudited Pro Forma Financial Information.

Medtronic Inc., MiniMed Inc. and MRG Inc.
Unaudited Pro Forma Combined Balance Sheet at July 27, 2001
In millions

	Medtronic Historical	MiniMed Historical	MRG Historical	Pro Forma Adjustments & Reclassifications		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$1,170.2	$65.9	$52.5	$(1,558.0	)(14)	$—
				269.4	(15)
Short term investments	188.4	68.6	—	—		257.0
Accounts receivable, net	1,246.4	105.8	—	—		1,352.2
Total inventories	717.6	35.5	3.1	11.2	(8)	767.4
Deferred tax assets	281.2	8.5	—	—		289.7
Prepaids and other	309.1	10.3	0.4	32.5	(14)	352.3

Total current assets	3,912.9	294.6	56.0	(1,244.9)		3,018.6
Property, plant, and equipment, net	1,200.2	73.8	3.2	(2.1	)(8)	1,275.1
Goodwill and other intangibles	1,234.2	13.5	—	(13.5	)(10)	4,550.2
				597.0	(10)
				2,719.0	(10)
Long term investments	763.2	36.0	1.4	(31.8	)(9)	768.8
Other assets	163.2	55.5	0.1	(15.2	)(8)	173.6
				(30.0	)(7)

Total Assets	$7,273.7	$473.4	$60.7	$1,978.5		$9,786.3

Liabilities and Shareholders' Equity
Current liabilities
Short term borrowings	$127.9	$—	$0.2	$2,159.7	(14)	$2,557.2
				269.4	(15)
Other accrued expenses	1,192.0	32.4	2.9	3.3	(14)	1,242.3
				11.7	(16)

Total current liabilities	1,319.9	32.4	3.1	2,444.1		3,799.5
Long term debt	13.9	—	—	—		13.9
Deferred tax liabilities	4.2	—	—	215.2	(8)	219.4
Other long term accrued liabilities	163.2	—	32.9	(30.0	)(7)	166.1

Total Liabilities	1,501.2	32.4	36.0	2,629.3		4,198.9
Shareholder's Equity
Common stock	121.0	0.7	—	(0.7	)(11)	121.0
Retained earnings	5,651.5	440.3	24.7	(465.0	)(11)	5,466.4
				75.2	(12)
				(260.3	)(13)

Total Shareholder's Equity	5,772.5	441.0	24.7	(650.8)		5,587.4

Total Liabilities and Shareholders' Equity	$7,273.7	$473.4	$60.7	$1,978.5		$9,786.3

See accompanying Notes to Unaudited Pro Forma Financial Information.

Medtronic Inc., MiniMed Inc. and MRG Inc.
Notes to Unaudited Pro Forma Combined Financial Information

(1)
Represents the elimination of intercompany sales between MiniMed and MRG.

(2)
Represents the estimated decrease in annual and quarterly depreciation expense of $.6 million and $.2 million, respectively, for MiniMed, and the estimated increase in annual and quarterly depreciation expense of $.2 million and $.1 million, respectively, for MRG, as a result of the fair valuation of property, plant, and equipment.

(3)
Represents incremental annual and quarterly amortization expense of $48.1 million and $12.0 million, respectively, for MiniMed, and annual and quarterly amortization expense of $.5 million and $.1 million, respectively, for MRG, associated with intangible assets other than goodwill acquired in connection with the acquisitions. The intangible assets are being amortized over estimated useful lives ranging from 10 to 15 years.

  In July 2001, the FASB issued Statement No. 141, "Business Combinations," and Statement No. 142, "Goodwill and Other Intangible Assets," (collectively, "the Statements.") The Statements eliminate the pooling-of-interests method of accounting for business combinations and the systematic amortization of goodwill. The Company adopted the Statements effective April 28, 2001, and accordingly, has excluded amortization of the goodwill associated with the MiniMed and MRG acquisitions from the Unaudited Pro Forma Combined Statements of Continuing Operations.

(4)
Represents the estimated increase in interest expense resulting from the acquisitions. The initial transaction financing needs were met with a combination of internally generated funds and a bridge loan, which carries a variable rate of interest. The initial bridge loan totaled $2,130.5 million, which equaled the $3,775.4 million acquisition price less $1,558.0 million of internally generated funds, $75.2 million estimated fair value of Medtronic stock options exchanged for MiniMed stock options, and $11.7 million of accrued transaction costs. The initial bridge loan was subsequently reduced with the net proceeds ($1,983.3 million) from a $2,012.5 million private placement offering of convertible debentures, resulting in total acquisition-related debt of $2,159.7 million. In addition, for purposes of the Unaudited Pro Forma Financial Information, the excess of the actual cash payment of $1,558.0 million over existing cash balances at July 27, 2001 has been reclassified to short-term debt as discussed further in Notes 14 and 15.

  The convertible debentures bear interest at a rate of 1.25% annually, and the expected average annual borrowing rate for the remaining balance of the bridge loan is approximately 3.83%. The estimated increase in interest expense assumes that the convertible debentures and the net bridge loan were outstanding during the entire period presented. In addition, the pro forma adjustment reflects the estimated foregone interest income on the $1,558.0 million cash balance used to fund a portion of the acquisition price, using an expected average interest rate of 4.09%.

  Total Debt issuance costs related to the convertible debentures are estimated to be $32.5 million, which will be amortized using the effective interest method over the period until the first put date as described further in Note 14. In accordance with Regulation S-X, interest expense associated with the amortization of debt issuance costs, which will not impact the financial statements beyond one year, has not been included in the pro forma interest expense adjustment.

  If the average borrowing rate for the bridge loan were to fluctuate by 1/8%, the pro forma interest expense would change by approximately $.2 million annually. If the average interest rate associated with the foregone interest income were to fluctuate by 1/8%, the pro forma interest expense would change by $1.9 million annually.

(5)
Represents the estimated tax effect of the Unaudited Pro Forma Combined Statements of Continuing Operation's pro forma adjustments assuming a statutory tax rate of 38.0%.

(6)
The Unaudited Pro Forma Combined Basic per Share amounts are based on Medtronic's weighted average number of shares outstanding for the period. The Unaudited Pro Forma Combined Diluted per Share amounts are based on Medtronic's weighted average number of common shares outstanding for the period, adjusted for potentially dilutive common shares, plus the potentially dilutive impact of Medtronic stock options exchanged for MiniMed stock options, as discussed further in Note 12.

(7)
Represents the elimination of intercompany balances between MiniMed and MRG.

(8)
Represents the adjustment to record the fair valuation of tangible assets received and deferred tax liabilities generated as a result of the acquisitions, as follows:

	MiniMed	MRG	Total
Fair value adjustment of inventory	11.2	—	11.2
Fair value adjustment of property, plant, and equipment	(2.9)	.8	(2.1)
Non-current deferred tax asset, as reported*	(15.2)	—	(15.2)
Non-current deferred tax liability adjustment*	211.8	3.4	215.2
    *
    Total amount has been reclassified and netted against the non-current deferred tax liability for the respective company.

(9)
Represents the elimination of MiniMed's equity investment in MRG.

(10)
Goodwill and other intangible assets resulting from the transactions are estimated as follows:

	MiniMed	MRG	Total
Goodwill	$2,574.3	$144.7	$2,719.0
Purchased Technology	324.5	7.8	332.3
Trademark and Tradename	264.7	—	264.7

Total Intangible Assets	$589.2	$7.8	$597.0

  At June 29, 2001, MiniMed had $13.5 million of goodwill. In a purchase transaction, only identifiable intangible assets are valued and recorded at appraised values. The goodwill recorded on MiniMed's historical balance sheet was not acquired and is therefore not recorded in the Unaudited Pro Forma Combined Balance Sheet.

(11)
Represents the elimination of MiniMed's and MRG's equity accounts of $441.0 million and $24.7 million, respectively.

(12)
The increase in shareholders' equity reflects the estimated fair value of approximately 2.7 million Medtronic stock options issued in exchange for certain MiniMed stock options in the acquisition. The remaining MiniMed stock options and all MRG stock options were settled for cash.

(13)
Pursuant to Regulation S-X, in-process research and development of $35.4 million and $224.9 million for MiniMed and MRG, respectively, has been written off against retained earnings and has not been reflected in the Unaudited Pro Forma Combined Statements of Continuing Operations.

(14)
The initial transaction financing needs were met with a combination of internally generated funds and a bridge loan, which carries a variable rate of interest. The initial bridge loan totaled $2,130.5 million, which equaled the $3,775.4 million acquisition price less $1,558.0 million of internally generated funds, $75.2 million estimated fair value of Medtronic stock options exchanged for MiniMed stock options, and $11.7 million of accrued transaction costs. The initial bridge loan was subsequently reduced with the net proceeds ($1,983.3 million) from a $2,012.5 million private placement offering of convertible debentures, resulting in total acquisition related debt of $2,159.7 million. In addition, total debt issuance costs expected to be incurred in connection with the issuance of the convertible debentures are estimated to be $32.5 million, of which $3.3 million is included as an accrued liability.

  The debentures mature in September 2021 and bear interest at a rate of 1.25% annually. The debentures will be convertible into a certain number of shares of Medtronic common stock if, during any quarterly conversion period, the closing stock price for at least 20 trading days in the 30 trading day period ending on the last day of the previous period is more than 110% of the Conversion Price, and in certain other circumstances. Medtronic may be required to repurchase the securities at the option of the holders in September 2002, 2004, 2006, 2008, 2011, and 2016, and accordingly, has classified the debentures as short-term borrowings in the Unaudited Pro Forma Balance Sheet. If the repurchase option is exercised, Medtronic may elect to repurchase the securities for cash, Medtronic common shares, or some combination thereof. Medtronic may elect to redeem the securities for cash at any time after September 2006.

(15)
For purposes of the Unaudited Pro Forma Financial Information, the excess of the actual cash payment of $1,558.0 million over existing cash balances at July 27, 2001 has been reclassified to short-term debt.

(16)
Represents the increase in accrued expenses related to direct acquisition costs incurred but not paid as of the acquisition date.

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  Exhibit 99.8
Medtronic Inc., MiniMed Inc. and MRG Inc. Notes to Unaudited Pro Forma Combined Financial Information